UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2006

Avon Products, Inc.
(Exact name of registrant as specified in its charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York 10105-0196
(Address of principal executive offices) (Zip Code)

(212) 282-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement

2006 Annual Cash Bonus Performance Goals

On March 27, 2006, the Compensation Committee of the Board of Directors (the “Committee”) designated the Chairman and Chief Executive Officer, the President and Chief Operating Officer, the Executive Vice President, Finance and Technology and Chief Financial Officer, two Executive Vice Presidents, and three Senior Vice Presidents for participation in the Executive Incentive Plan. The Committee also established as performance goals the achievement of pre-established levels of total revenue and operating profit (with additional Commercial Business Unit revenue and operating profit measures for an Executive Vice President and a Senior Vice President with regional responsibilities). The Committee established target bonuses so that a participant under the Executive Incentive Plan would be entitled to receive from 65% to 175% of base salary as a target bonus, depending on management level, with a payout ranging from 0% to 200% of target bonus depending upon the attainment of total performance goals. The Committee has the discretion to reduce, but not increase, the amount of a participant’s bonus under the Executive Incentive Plan.

Other executive officers participate in the Management Incentive Plan, which generally has similar financial measures and bonus opportunities.

2006-2007 Turnaround Incentive Plan

On March 27, 2006, the Committee approved the Avon Products, Inc. 2006-2007 Turnaround Incentive Plan (the “Plan”). The Plan is designed to focus key executives on new recalibrated financial and strategic objectives over the performance period from January 1, 2006 through December 31, 2007. The Plan covers the Chief Executive Officer, all other executive officers and other key executives. Actual payouts may range from 0% to 200% of the target award, depending on the achievement of operating profit measures, together with the achievement of initiatives under the Company’s four-point turnaround plan announced in November 2005. Target awards were set at 67% of the average of earned base salary for 2006 and 2007.

The foregoing does not constitute a complete summary of the terms of the Plan, and reference is made to the complete text of the Plan, which is attached hereto as Exhibit 10.1.

Restricted Stock Unit Award Agreement for Chief Executive Officer

The Committee approved a grant of equity-based awards for Andrea Jung, the Chairman and Chief Executive Officer, effective as of March 31, 2006, with a grant date value equivalent to 500% of Ms. Jung’s base salary, in the form of 50% stock options and 50% restricted stock units. The stock options will be granted pursuant to the form of U.S. Stock Option Agreement under the Avon Products, Inc. 2005 Stock Incentive Plan, previously filed with the Securities and Exchange Commission on a Form 8-K on September 6, 2005. The restricted stock units vest 100% on the third anniversary of the grant date, subject to the satisfaction of cumulative revenue and operating profit performance measures for the fiscal years 2006 through 2008. Such restricted stock units will be granted pursuant to the form of performance contingent restricted stock unit award agreement for the Chief Executive Officer that is attached hereto as Exhibit 10.2 and incorporated herein by reference.

(Page 2 of 4 Pages)

Item 9.01. Financial Statements and Exhibits

(d)      Exhibits

Exhibit 10.1      Avon Products, Inc. 2006-2007 Turnaround Incentive Plan, effective as of January 1, 2006

Exhibit 10.2      Form of Performance Contingent Restricted Stock Unit Award Agreement under the Avon Products, Inc. 2005 Stock Incentive Plan for the Chief Executive Officer

(Page 3 of 4 Pages)

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Gilbert L. Klemann, II

Gilbert L. Klemann, II
Senior Vice President and General Counsel

Date: March 31, 2006

(Page 4 of 4 Pages)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Avon Products, Inc. 2006-2007 Turnaround Incentive Plan, effective as of January 1, 2006

10.2	Form of Performance Contingent Restricted Stock Unit Award Agreement under the Avon Products, Inc. 2005 Stock Incentive Plan for the Chief Executive Officer